Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

December 14, 2023

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Re:	Coca-Cola Consolidated, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Coca-Cola Consolidated, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 666,147 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, by certain selling stockholders of the Company (the “Selling Stockholders”) identified in the Prospectus Supplement (as defined below), pursuant to the registration statement on Form S-3 (Registration No. 333-276049) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act, and as described in the prospectus, dated December 14, 2023 (the “Base Prospectus”), and the prospectus supplement, dated December 14, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Shares represent shares issued to the Selling Stockholders upon the conversion on March 17, 2022 of an aggregate of 1,227,546 shares of the Company’s Class B Common Stock on a one share for one share basis into shares of the Company’s Common Stock.

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Registration Statement, the Prospectus, and the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company), such certificates of public officials and such other documents; and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of rendering the opinion hereafter expressed. In all such investigations and examinations and for the purposes of rendering the opinion hereafter expressed, we have assumed the legal capacity and competency of all natural persons executing certificates and documents submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the opinion contained herein, from such earlier date through and including the date hereof. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

Coca-Cola Consolidated, Inc.

December 14, 2023

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, have been validly issued and are fully paid and non-assessable.

The opinion expressed herein is limited to matters governed by the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not believe and do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC